SCHEDULE 14A INFORMATION PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Siebert Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously by written preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

SIEBERT FINANCIAL CORP.
885 Third Avenue, Suite 1720
New York, New York 10022
(212) 644-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 30, 2004

Dear Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation, at The Harmonie Club, 4 East 60th Street, New York, New York, on Wednesday, June 30, 2004 at 10:00 a.m., local time. The meeting's purpose is to:

1.	Elect seven directors; and

2.	Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

     You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Friday, May 28, 2004.

     Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders, which includes our financial statements.

     To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

     PLEASE VOTE - YOUR VOTE IS IMPORTANT

Daniel Iesu
Secretary

New York, New York
June 2, 2004

SIEBERT FINANCIAL CORP.
885 Third Avenue, Suite 1720
New York, New York 10022
(212) 644-2400

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 30, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting:	June 30, 2004	The Harmonie Club
	10:00 a.m., local time	4 East 60th Street
New York, New York

Record Date:	Close of business on Friday, May 28, 2004. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 22,986,203 shares of our common stock outstanding. Of those shares, 19,878,700 shares were beneficially owned or controlled by Muriel Siebert, our Chairwoman, President and Chief Executive Officer and one of our directors.

Quorum:	The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Agenda:	1.	Elect seven directors.

	2.	Any other proper business. However, we currently are not aware of any other matters that will come before the meeting.

Vote Required:	Proposal 1: The seven nominees for director who receive the most votes will be elected. If you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

Broker Non- votes:	If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the New York Stock Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within ten days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any proposal.

Proxies:	Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of resolicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the Board's nominees for director.

If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

Proxies Solicited By:	The Board of Directors.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you:

	1.	deliver a signed, written revocation letter, dated later than the proxy to be revoked, to Daniel Iesu, Secretary, at Siebert Financial Corp., 885 Third Avenue, Suite 1720, New York, New York 10022;

	2.	deliver a signed proxy, dated later than the first proxy, to Mr. Iesu at the address above; or

	3.	attend the Annual Meeting and vote in person or by proxy. Attending the meeting without doing more will not revoke your proxy.

Cost of Solicitation:	We will pay all costs of soliciting these proxies, of not more than $3,500 in the aggregate. Although we are mailing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, facsimile, mail or personal contact. These persons will receive no additional compensation for their services, but we may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our shares of common stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer & Trust Company, our transfer agent, is assisting us in the solicitation of proxies for the meeting for no additional fee.

Your Comments:	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PROPOSAL 1:

ELECTION OF DIRECTORS

Generally:	Our Board of Directors nominated seven directors for election at the meeting. All of the nominees for election as director are currently serving as our directors. All of the nominees have consented to be named and have indicated their intent to serve if elected. If elected, each director will hold office until the next annual meeting or until their successors have been duly elected.

Nominees:	MURIEL F. SIEBERT Age 71	Muriel Siebert has been Chairwoman, President, Chief Executive Officer and a director of Muriel Siebert & Co., Inc. since 1967 and of Siebert Financial Corp. since November 8, 1996. On December 28, 1967, Ms. Siebert became the first woman member of the New York Stock Exchange. In addition, Ms. Siebert served as Superintendent of Banks of the State of New York from 1977 to 1982. She is a director of the New York State Business Council, and the Greater New York Council of the Boy Scouts of America. Ms. Siebert serves on the New York State Commission on Judicial Nomination, which is involved in the selection of Associate Judges for the Court of Appeals, and is on the executive committee of the Economic Club of New York.

NICHOLAS P. DERMIGNY Age 46	Nicholas Dermigny has been our Executive Vice President and Chief Operating Officer since 1993. Upon joining us in 1989 until 1993, he was responsible for our retail discount division. Mr. Dermigny became an officer and director on November 8, 1996.

PATRICIA L. FRANCY Age 58	Patricia Francy is Treasurer, Controller (retired) and Special Advisor for Alumni Relations of Columbia University. She previously served as the University's Director of Finance and Director of Budget Operations and has been associated with the University since 1968. Ms. Francy became a director on March 11, 1997. Ms. Francy is also a director of priceline.com Incorporated, Old Westbury Funds, Inc. and Bessemer Funds Trust.

LEONARD M. LEIMAN Age 72	Leonard Leiman is of counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. Fulbright & Jaworski L.L.P. provides legal services to us. Prior to becoming of counsel in 2002, Mr. Leiman was a partner in Fulbright & Jaworski L.L.P. for more than the preceding five years. Mr. Leiman became a director on May 2, 2002.

JANE H. MACON Age 57	Jane Macon is a partner with the law firm of Fulbright & Jaworski L.L.P., San Antonio, Texas. Fulbright & Jaworski L.L.P. provides legal services to us. Ms. Macon became a director on November 8, 1996.

ROBERT P. MAZZARELLA Age 57	Robert Mazzarella retired from Fidelity Investments Brokerage Services LLC in January 2002, at which time he served as its president. Mr. Mazzarella now acts as a consultant to a number of major financial services firms and venture capital firms. Mr. Mazzarella became a director on March 1, 2004.

NANCY S. PETERSON Age 70	Nancy Peterson is the President, Chairwoman and Chief Executive Officer of Peterson Tool Company, Inc. Ms. Peterson became a director on June 4, 2001.

Board Meetings:	In 2003, the Board held twelve meetings. Each incumbent director attended at least 75% of his or her Board meetings and all of his or her committee meetings.

Controlled Company:	We are a "Controlled Company" as defined in Rule 4350(c)(5) of the Nasdaq Stock Market because Muriel Siebert holds more than 50% of our voting power. As a "Controlled Company" we are exempt from having a majority of our Board of Directors be comprised of independent directors, a compensation committee comprised solely of independent directors and a nominating committee comprised solely of independent directors.

Audit Committee of the Board of Directors:	The Audit Committee held five meetings during 2003. The Audit Committee of our Board of Directors currently consists of Ms. Macon, Ms. Peterson, Ms. Francy, Chairwoman, and Mr. Mazzarella. The Board of Directors has determined that Ms. Peterson, Ms. Francy and Mr. Mazzarella are "independent" within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market and within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and they will be the members of the Audit Committee following the 2004 Annual Shareholders Meeting.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Board of Directors has determined that Mr. Mazzarella qualifies as an "audit committee financial expert" under applicable rules of the Securities and Exchange Commission.

The Audit Committee was established to (i) assist the Board of Directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements and our auditor's qualifications and independence, (ii) prepare the report of the Audit Committee contained herein, (iii) retain and terminate our independent auditors, (iv) approve audit and non-audit services performed by our independent auditors and (v) perform any other functions from time to time delegated by the Board of Directors.

Compensation Committee of the Board of Directors:	The Compensation Committee held two meetings during 2003. The Compensation Committee of our Board of Directors currently consists of Ms. Francy, Ms. Peterson and Ms. Macon, Chairwoman.

Nominating Committee of the Board of Directors:	The Nominating Committee of the Board of Directors currently consists of Ms. Siebert, Ms. Macon, Ms. Peterson and Ms. Francy. The Nominating Committee does not function pursuant to a formal written charter and as a "Controlled Company" is exempt from the Nasdaq Stock Market's independence requirements. The Nominating Committee was formed in January 2004 and has met three times in 2004.

The purpose of the Nominating Committee is to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors or the shareholders that such individual be selected for directorship. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate's experience, integrity, background and skills as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

The Nominating Committee will consider shareholder nominees for election to our Board of Directors. In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees. Any shareholder wishing to recommend a director candidate for consideration by the Nominating Committee must do so by sending written notice to our Secretary at 885 Third Avenue, Suite 1720, New York, New York 10022, such notice must include the recommended candidate's name, experience, qualifications and biographical data, as well as, information as to whether such candidate would qualify as "independent" within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market and the applicable rules and regulations of the Securities and Exchange Commission or as an "audit committee financial expert" under applicable rules and regulations of the Securities and Exchange Commission. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders and a representation that the information with respect to such nominee is truthful and accurate.

Indemnification of Officers and Directors:	We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a directors and officers liability insurance policy, underwritten by Vigilant Insurance Company, in the aggregate amount of $5 million. As to reimbursements by the insurer of our indemnification expenses, the policy has a $350,000 deductible; there is no deductible for covered liabilities of individual directors and officers. In addition, we have an excess directors and officers liability insurance policy, underwritten by the Gulf Insurance Company, in the amount of $5 million.

Annual Shareholders Meeting Attendance Policy:	It is the policy of our Board of Directors that all of our directors are strongly encouraged to attend each annual shareholders meeting. All of our directors attended the 2003 annual meeting of shareholders.

Vote Required:	The seven nominees for director who receive the most votes will be elected. The enclosed proxy allows you to vote for the election of all of the nominees listed, to "withhold authority to vote" for one or more of the nominees or to "withhold authority to vote" for all of the nominees. If you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

The persons named in the enclosed proxy intend to vote "FOR" the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise, your proxy will vote in accordance with his or her best judgment.

THE BOARD DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF SIEBERT
FINANCIAL CORP. AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU
VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Management Ownership:	The following table lists share ownership of our common stock as of April 30, 2004. The information includes beneficial ownership by each of our directors, the persons named in the Summary Compensation Table, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our common stock. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Any information in the table on beneficial owners known by management to hold at least 5% of our common stock is based on information furnished to us by such persons or groups and statements filed with the Securities and Exchange Commission.

Name of Beneficial Owner (1)	Shares of Common Stock		Percent of Class

Muriel F. Siebert	20,628,700	(2)	93.2%
Nicholas P. Dermigny	232,000	(3)	*
Daniel Iesu	64,800	(3)	*
Joseph M. Ramos, Jr.	-		*
Ameen Esmail	-		*
Patricia L. Francy	41,000	(4)	*
Jane H. Macon	41,000	(4)	*
Nancy S. Peterson	40,000	(3)	*
Leonard M. Leiman	42,000	(4)	*
Robert P. Mazzarella	-		*
Directors and current executive
officers as a group (10 persons)	21,089,500	(5)	95.3%

*	Less than 1%
(1)	The address for each person named in the table is c/o Siebert Financial Corp., 885 Third Avenue, New York, New York 10022.
(2)	Includes an option to purchase 750,000 shares of our common stock.
(3)	Represents options to purchase shares of our common stock.
(4)	Includes an option to purchase 40,000 shares of our common stock.
(5)	Includes options to purchase an aggregate of 1,206,800 shares of our common stock described above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation:	The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by (1) our chief executive officer, and (2) each of the four most highly compensated individuals who were serving as our executive officers at December 31, 2003.

Summary Compensation Table

		Annual Compensation			Long-TermCompensation

Name and Principal Position	Year	Salary		Bonus	Securities Underlying Stock Options(1)	Restricted Stock Awards	All Other Compensation

Muriel F. Siebert	2003	$150,000		-	-	-	-
Chairwoman and	2002	150,000		-	750,000	-	-
President	2001	150,000		-	-	-	-

Nicholas P. Dermigny	2003	285,000		$100,000	-	-	-
Executive Vice	2002	243,000	(2)	100,000	100,000	-	-
President and	2001	185,000		145,000	-	-	-
Chief Operating
Officer

Ameen Esmail	2003	92,500		30,000	25,000	-	-
Executive Vice	2002	-		-	-	-	-
President and	2001	-		-	-	-	-
Director of Business
Development (3)

Joseph M. Ramos, Jr.	2003	125,000		25,000	-	-	-
Executive Vice	2002	-		-	-	-	-
President and Chief	2001	-		-	-	-	-
Financial Officer (4)

Daniel Iesu	2003	70,000		75,000	-	-	-
Secretary	2002	70,000		70,000	-	-	-
	2001	70,000		90,000	40,000	-	-

(1)	Consists of grants of options to purchase shares of our common stock.

(2)	Mr. Dermigny's salary increased to $285,000 on June 1, 2002.

(3)	Mr. Esmail joined the Company as its Executive Vice President and Director of Business Development in July 2003.

(4)	Mr. Ramos joined the Company as its Executive Vice President and Chief Financial Officer in February 2003.

The following table sets forth information on grants of options to purchase shares of our common stock in the fiscal year ended December 31, 2003 to Ameen Esmail. No option grants were made to the other persons listed in the Summary Compensation Table.

Option Grants in Last Fiscal Year

					Potential RealizableValue
					at Assumed Annual Rates
					of Stock Price
					Appreciation for Option
					Term(1)
		% of Total	Exercise
	Number of	Options	Price or
	Securities	Granted to	Base
	Underlying	Employees in	Price Per	Expiration
Name	Options Granted	Fiscal Year	Share	Date	5%	10%

Ameen Esmail(2)	25,000	50%	$5.06	7/3/13	$79,500	$201,500

(1)	Amounts reflected in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified annually compounded rates of appreciation of our common stock over the term of the options. These numbers are calculated based on rules adopted by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock.

(2)	Mr. Esmail's option was granted on July 3, 2003 and will vest as to 5,000 shares on each anniversary of the grant date.

The following table sets forth information concerning exercises of options to purchase shares of our common stock and the value of unexercised options held at December 31, 2003 by each of the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Unexercised		Value of Unexercised In-the-
			Options		Money Optionsat Fiscal Year
			at Year End		End (1)
	Number
	of Shares
	Acquired
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Muriel F. Siebert	-	-	750,000	-	-	-
Nicholas P. Dermigny	-	-	212,000	80,000	$219,840	-
Ameen Esmail	-	-	-	25,000	-	-
Joseph M. Ramos, Jr.	-	-	-	-	-	-
Daniel Iesu	-	-	56,800	24,000	$47,466	-

(1)	The dollar values have been calculated by determining the difference between the closing price of our common stock at December 31, 2003, $3.52 per share and the exercise price of the option.

Compensation of Directors:	During 2003, our non-employee directors received compensation for service on our Board of $20,000. We do not compensate our employees or employees of our subsidiaries for service as directors. The chairs of the Board's Audit and Compensation Committees each receive an additional annual fee of $5,000 and the members of the Board's Executive Committee each receive an additional annual fee of $5,000. Directors' fees are paid quarterly. The members of the Executive Committee are Ms. Siebert, Ms. Francy and Ms. Macon.

Compensation Committee Report on Executive Compensation:	Our Compensation Committee currently consists of Ms. Francy, Ms. Peterson and Ms. Macon, Chairwoman. The Compensation Committee administers our executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy: We believe that executive compensation should be closely related to increased shareholder value. One of our strengths that contributes to the Company's successes is a strong management team. Our compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to the Company's continued success, principally by linking compensation with the attainment of key business objectives. Accordingly, our executive compensation program is to provide competitive compensation, support strategic business goals and reflect performance.

Our compensation program reflects the following principles:

• Compensation should encourage increased shareholder value.

• Compensation programs should support short- and long-term strategic business goals and objectives.

• Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

• Compensation programs should enable us to attract and retain highly qualified professionals.

Pay Mix and Measurement: Our executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy. Our philosophy is to keep base salaries on the lower end of what is considered standard for the industry, and to be flexible with bonuses when the circumstances warrant.

The Chief Executive Officer requested that her cash compensation for the year 2003 be limited to $150,000. The Compensation Committee granted this request.

The Compensation Committee reviews and approves the Chief Executive Officer's recommendation of salaries and bonuses for senior executives. In performing its review, the Compensation Committee has separate discussions with each executive concerning his or her duties and those of the other executives under review. Bonuses are awarded for calendar year performance and take into account the accomplishments of the executive and our Company's overall performance.

Stock options awarded to executives generally vest over a five-year period and have a ten-year term. The Compensation Committee approved the grant of stock options to two employees to purchase an aggregate of 50,000 shares of our common stock. These two stock option grants were the only stock option grants made in 2003.

Specific salary and incentive amounts are disclosed in the Summary Compensation Table and other tables contained in our proxy statement.

Effect of Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held corporation is generally prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to any of its chief executive officer or next four most highly compensated executive officers in a single taxable year. However, Section 162(m) of the Code provides an exception for "performance-based" remuneration, including remuneration attributable to certain stock options. Through December 31, 2003, this provision has not affected the Company's tax deductions. The Compensation Committee expects to keep non-"performance-based" remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance-based" remuneration.

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Compensation Committee,
Patricia L. Francy
Jane H. Macon, Chairwoman
Nancy S. Peterson

Audit Committee Report to Shareholders:	The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2003. The Audit Committee has also discussed with Siebert Financial's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," including Siebert Financial's critical accounting policies and its interests, if any, in "off balance sheet" entities. Additionally, the Audit Committee has received the written disclosures and representations from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors the independent auditor's independence.

Based on the review and discussions referred to within this report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year ended December 31, 2003 be included in Siebert Financial's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee,
Patricia L. Francy, Chairwoman
Jane H. Macon
Nancy S. Peterson
Robert P. Mazzarella

Compensation Committee Interlocks and Insider Participation:	The Compensation Committee currently consists of Ms. Jane H. Macon (Chairwoman), Ms. Patricia L. Francy and Ms. Nancy S. Peterson. None of the members of our Compensation Committee is or has been our officer or employee. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions:	We have entered into a Secured Demand Note Collateral Agreement with Siebert, Brandford, Shank & Co., LLC, or SBS, a company in which we hold a 49% ownership interest, under which we are obligated to lend to SBS up to $1.2 million on a subordinated basis. Amounts we are obligated to lend under the facility are reflected on our balance sheet as "cash equivalents - restricted." SBS pays us interest on this amount at the rate of 10% per annum. The facility expires on August 31, 2005, at which time SBS is obligated to repay to us any amounts borrowed by SBS thereunder.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These executive officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us, we believe that during fiscal 2003 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis except that Mr. Esmail failed to timely file a Form 3.

Our Performance:	The graph below compares our performance from December 31, 1998 through December 31, 2003, against the performance of the Nasdaq Market Index and a peer group. The peer group consists of A.B. Watley Group Inc., Ameritrade Holding Corporation, E*Trade Group, Inc. and The Charles Schwab Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SIEBERT FINANCIAL CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

*	$100 invested on 12/31/98 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Eisner LLP (formerly known as Richard A. Eisner & Company, LLP) currently serves as our independent auditors. A representative of Eisner LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from shareholders.

Audit Fees

          Audit Fees. The aggregate fees billed for professional services rendered for the audit of our audited financial statements for the years ended December 31, 2003 and December 31, 2002 and reviews of the financial statements for the first three fiscal quarters of 2003 and 2002 were $75,000 and $71,000, respectively.

          Tax Fees. The aggregate fees billed by Eisner LLP during the years ended December 31, 2003 and December 31, 2002 for tax planning services totaled $25,000 and $23,000, respectively.

Eisner LLP did not perform any audit-related services or other services during the years ended December 31, 2003 or December 31, 2002.

Our Audit Committee has determined that the services described above that were rendered by Eisner LLP are compatible with the maintenance of Eisner LLP independence from our management.

Pre-Approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairwoman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairwoman informs the Audit Committee of such approval at the next regularly scheduled meeting. All "Audit Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

SHAREHOLDER PROPOSALS FOR THE
2005 ANNUAL MEETING AND COMMUNICATIONS

If you wish to submit proposals to be presented at the 2005 Annual Meeting of our shareholders, the proposals must be received by us no later than January 1, 2005 for them to be included in our proxy materials for that meeting.

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors or individual directors as follows. Shareholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal office at 885 Third Avenue, Suite 1720, New York, New York 10022. Any such communication must contain (i) a representation that the shareholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books, of the shareholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such shareholder. The Secretary will forward such communications to the Board of Directors or specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, treasurer, controller, principal accounting officer, and any of our other employees performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website at www.siebertnet.com.

OTHER MATTERS

The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their own judgment.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: DANIEL IESU, SECRETARY, SIEBERT FINANCIAL CORP., 885 THIRD AVENUE, SUITE 1720, NEW YORK, NEW YORK 10022 OR CALLING 800-872-0711.

By Order of the Board of Directors

Daniel Iesu Secretary

Dated: June 2, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

Appendix A

SIEBERT FINANCIAL CORP.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

          This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Siebert Financial Corp. (the "Company").

I.          PURPOSE

          The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements and (3) the independent auditors' qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain, consider the continued retention and terminate the Company's independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors and management of the Company.

II.         COMPOSITION

          The Committee shall have a minimum of three members appointed by the Board who serve until replaced by the Board. The Chairman of the Board shall designate the Chairman of the Committee. The Committee shall be comprised of members who meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC. All members of the Committee shall be able to read and understand fundamental financial statements and have a working familiarity with basic finance and accounting practices. The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee.

          Except for Board and Committee fees, after the Company's 2004 Annual Stockholders' Meeting a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal adviser or financial adviser or any other fees which would affect such Committee members' independence under the rules of the SEC, the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the

Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee or other authorized committee of the Board, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.      MEETING REQUIREMENTS

          The Committee shall meet as necessary, but at least quarterly, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a permanent or pro tempore secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

          The Committee may ask members of management, employees, outside counsel, the independent auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

          The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.      COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES

          The Company's independent auditors shall report directly to the Committee. The Committee shall be directly responsible for, and have sole authority as to, the appointment, retention and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting matters.

          In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

          A.          Oversight of the Financial Reporting Processes

          1.            In consultation with the independent auditors review the integrity of the organization's financial reporting processes, both internal and external.

          2.           Review and approve all related-party transactions.

          3.           Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider any alternative accounting principles and estimates presented to it.

          4.           Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

          5.           Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

          6.           Meet at least annually with the chief financial officer and the independent auditors in separate executive sessions.

          7.           Review all analyses prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the effect of alternative treatments of financial information within generally accepted accounting principles ("GAAP") on the Company's financial statements.

          8.           Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          9.           Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

          10.           Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

          B.           Review of Documents and Reports

          1.           Review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to the release of these statements. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquiries as may be appropriate. Based on this review and prior to filing the Company's annual report on Form 10-K, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

          2.           Review and discuss with management and the independent auditors any financial reports or other financial information submitted to investors, including any certification, financial report, opinion or review rendered by the independent auditors. Consider, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent auditors and legal counsel are satisfied with the disclosure and content of such documents.

          3.           Review and discuss with management and as appropriate, with the independent auditors, earnings press releases, if any, as well as financial information and earnings guidance provided to investors and rating agencies, prior to their release.

          4.           Review in meetings with management any correspondence that raises material issues regarding the Company's financial statements or accounting policies received from, or sent to, regulators or government agencies and any employee complaints or published reports.

          5.           Prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

          C.           Independent Auditors Matters

          1.           Interview and retain the Company's independent auditors, considering the accounting firm's independence and effectiveness and determine the engagement fees and other compensation to be paid to the independent auditors.

          2.           Meet separately with each of the independent auditors and the Company's financial management to review the scope of the proposed external audit for the current year.

          3.           Approve, in advance of the work being performed, the scope of all audit and permissible non-audit services of the independent auditors.

          4.           On an annual basis, the Committee shall evaluate the independent auditors' qualifications, performance and independence. To assist in this undertaking, the Committee may request information and consider (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) all relationships the independent auditors have with the Company and relevant third parties in order to determine the effect, if any, of such relationships on the independent auditors' independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent auditors, but also non-audit services performed or proposed to be performed.

          5.           The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, if pertinent, the Public Company Accounting Oversight Board).

          6.           Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent auditors and the senior members of the external audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law.

          7.           Review the performance of the independent auditors and their continued retention as the Company's independent auditors.

          8.           Establish and periodically review the Company's hiring policies relating to current or former employees of the independent auditors.

          9.           Review with the independent auditors any problems or difficulties the auditors may have encountered and any "management" or "internal control" letter provided by the independent auditors and the Company's response to that letter. Such review should include:

                       (a)           any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management; and

                       (b)           any accounting adjustments that were proposed by the independent auditors that were not agreed to by the Company.

          10.         Communicate with the independent auditors regarding (a) alternative treatments of financial information consistent with GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq Stock Market may direct by rule or regulation.

          11.         Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

          12.         Oversee the relationship with the independent auditors by discussing with the independent auditors the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent auditors have full access to the Committee (and the Board) to report on any and all appropriate matters.

          13.         Review with the independent auditors prior to the audit the general planning, scope and staffing of the audit.

          D.          Audit Control Matters

          1.           Discuss with management policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

          2.           Following completion of the annual external audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3.           Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

          4.           Periodically review and monitor compliance with the Company's code of conduct.

          5.           Maintain procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting, internal controls or auditing matters.

          6.           Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

V.         ANNUAL EVALUATION PROCEDURES

          The Committee shall annually assess its own performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.       INVESTIGATIONS AND STUDIES

          The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.      MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. It is not the duty of the Audit Committee to plan or conduct audits or determine if the financial statements are complete in accordance with GAAP nor is it its duty to conduct investigations or to assure compliance with applicable laws and regulations and the Company's code of conduct. The Committee shall not duplicate the work of the independent auditors in auditing the Company's financial statements or the role of management in preparing these financial statements. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

SIEBERT FINANCIAL CORP.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoint Daniel Iesu and Nicholas P. Dermigny, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held Wednesday, June 30, 2004 at 10:00 A.M., local time, and at any adjournments thereof.

          UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEM (1).

(Continued and to be signed and dated on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SIEBERT FINANCIAL CORP.

June 30, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
          ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

PROPOSAL 1. Election of Directors:

NOMINEES:

[	]	FOR ALL NOMINEES	( )	Muriel F. Siebert
			( )	Nicholas P. Dermigny
[	]	WITHHOLD AUTHORITY FOR	( )	Patricia L. Francy
		ALL NOMINEES	( )	Jane H. Macon
			( )	Nancy S. Peterson
[	]	FOR ALL EXCEPT	( )	Leonard M. Leiman
		(See instructions below)	( )	Robert P. Mazzarella

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

PROPOSAL 2. In their discretion on any other business which may properly come before the meeting or any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEM (1).

Signature of Shareholder _________________________    Date: __________

Signature of Shareholder _________________________    Date: __________

---------------------------------------------------------------------------------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your           [    ]
new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method.

---------------------------------------------------------------------------------------------------------------------------------------------------------

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.